                        OPTION AGREEMENT

                        ----------------

THIS AGREEMENT made as of the 15th day of January, 2008

BETWEEN:

         SCOTT C. HOUGHTON, of Box 73575, 1014 Robson Street

         Vancouver, BC    V6E 4L9

         (the "Optionor")

                                       OF THE FIRST PART

AND:

IRON HEAD MINING CORP., of 2118 – 102nd Crescent,North Battleford   Saskatchewan, Canada  S9A 1J5

         (the "Optionee")

                                       OF THE SECOND PART

WHEREAS:

A.       The Optionor is the owner of certain mineral claims

located in the Smithers Mining Region of British Columbia;

B.       The Optionor has agreed to grant an exclusive option to

the Optionee to acquire an interest in and to the Property, on the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of $1.00 now paid by the Optionee to the Optionor (the receipt of which is hereby acknowledged), the parties agree as follows:

DEFINITIONS

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1.

For the purposes of this Agreement the following words

and phrases shall have the following meanings, namely:

     (a)    "Exploration Expenditures" means the sum of:

           (i)   all costs of acquisition and maintenance of the

                 Property, all expenditures on the exploration and

                 development of the Property, and all other costs

                 and expenses of whatsoever kind or nature,

                 including those of a capital nature, incurred or

                 chargeable by the Optionee with respect to the

                 exploration of the Property, and

           (ii)  as compensation for general overhead expenses

                 which the Optionee may incur, an amount equal to

                 10% of all amounts included in subparagraph (i)

                 in each year but only 5% of such amounts when

                 paid by the Optionee under any contract involving

                 payments by it in excess of $100,000 in one year;

     (b)    "Option" means the option to acquire a 100% undivided

            interest in and to the Property as provided in this

            Agreement;

     (c)    "Option Period" means the period from the date of this

            Agreement to and including the date of exercise or

            termination of the Option;

     (d)    "Property" means the mineral claims described in Schedule

            "A" hereto including any replacement or successor claims,

            and all mining leases and other mining interests derived

            from any such claims.  Any reference herein to any

            mineral claim comprising the Property includes any

            mineral leases or other interests into which such mineral

            claim may have been converted;

     (e)    "Property Rights" means all licenses, permits, easements,

            rights-of-way, certificates and other approvals obtained

            by either of the parties either before or after the date

            of this Agreement and necessary for the exploration of

            the Property;

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OPTIONOR

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2.   (a)    The Optionor represents and warrants to and covenants

            with the Optionee that:

           (i)   it is legally entitled to hold the Property and

                 the Property Rights and will remain so entitled

                 until the interest of the Optionor in the

                 Property which is subject to the Option has been

                 duly transferred to the Optionee as contemplated

                 hereby;

           (ii)  it is, and at the time of each transfer to the

                 Optionee of an interest in the mineral claims

                 comprising the Property pursuant to the exercise

                 of the Option it will be, the recorded holder and

                 beneficial owner of all of the mineral claims

                 comprising the Property free and clear of all

                 liens, charges and claims of others, except as

                 noted on Schedule "A", and no taxes or rentals

                 are or will be due in respect of any of the

                 mineral claims;

           (iii) the mineral claims comprising the Property have

                 been duly and validly located and recorded

                 pursuant to the laws of the jurisdiction in which

                 the Property is situate and are in good standing

                 with respect to all filings, fees, taxes,

                 assessments, work commitments or other conditions

                 on the date hereof and until the dates set

                 opposite the respective names thereof in Schedule

                 "A";

           (iv)  there are not any adverse claims or challenges

                 against or to the ownership of or title to any of

                 the mineral claims comprising the Property, nor

                 to the knowledge of the Optionor is there any

                 basis therefor, and there are no outstanding

                 agreements or options to acquire or purchase the

                 Property or any portion thereof, and no person

                 other than the Optionor, pursuant to the

                 provisions hereof,] has any royalty or other

                 interest whatsoever in production from any of the

                 mineral claims comprising the Property other than

                 as set out in Schedule "A";

           (v)   no proceedings are pending for, and the Optionor

                 is unaware of any basis for the institution of

                 any proceedings leading to the placing of the

                 Optionor in bankruptcy or subject to any other

                 laws governing the affairs of insolvent persons;

     (b)    The representations and warranties contained in this

            section are provided for the exclusive benefit of the

            Optionee, and a breach of any one or more thereof may be

            waived by the Optionee in whole or in part at any time

            without prejudice to its rights in respect of any other

            breach of the same or any other representation or

            warranty, and the representations and warranties

            contained in this section shall survive the execution of

            this Agreement and of any transfers, assignments, deeds

            or further documents respecting the Property.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OPTIONEE

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3.    (a)   The Optionee represents and warrants to and covenants

            with the Optionor that:

           (i)   it has been duly incorporated, amalgamated or

                 continued and validly exists as a corporation in

                 good standing under the laws of its jurisdiction

                 of incorporation, amalgamation or continuation;

           (ii)  it will on exercise of the Option be lawfully

                 authorized to hold mineral claims and real

                 property under the laws of the jurisdiction in

                 which the Property is situate;

           (iii) it has duly obtained all corporate authorizations

                 for the execution of this Agreement and for the

                 performance of this Agreement by it, and the

                 consummation of the transactions herein

                 contemplated will not conflict with or result in

                 any breach of any covenants or agreements

                 contained in, or constitute a default under, or

                 result in the creation of any encumbrance under

                 the provisions of the Articles or the constating

                 documents of the Optionee or any shareholders' or

                 directors' resolution, indenture, agreement or

                 other instrument whatsoever to which the Optionee

                 is a party or by which it is bound or to which it

                 or the Property may be subject;

           (iv)  no proceedings are pending for, and the Optionee

                 is unaware of any basis for the institution of

                 any proceedings leading to, the dissolution or

                 winding up of the Optionee or the placing of the

                 Optionee in bankruptcy or subject to any other

                 laws governing the affairs of insolvent

                 corporations;

     (b)    The representations and warranties contained in this

            section are provided for the exclusive benefit of the

            Optionor and a breach of any one or more thereof may be

            waived by the Optionor in whole or in part at any time

            without prejudice to its rights in respect of any other

            breach of the same or any other representation or

            warranty, and the representations and warranties

            contained in this section shall survive the execution

            hereof.

GRANT AND EXERCISE OF OPTION

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4.   (a)    The Optionor hereby grants to the Optionee the sole and

            exclusive right and option to acquire a 100% undivided

            interest in and to the Property free and clear of all

            charges, encumbrances and claims.

     (b)    The Option shall be exercised by the Optionee:

           (i)   paying the Optionor $2,500 US on the execution of

                 this Agreement, the receipt of which is hereby

                 waived by the Optionor;

           (ii)  paying the Optionor up to $50,000 US as follows:

                 (A)  $2,500 US on or before October 30, 2008.

                 (B)  an additional $5,000 US on or before

                      May 31, 2009; and

                 (C)  an additional $42,500 US on or before

                      September 1, 2009.

           (iii) incurring Exploration Expenditures of up to

                 $25,000 US on the Property as follows:

                 (A)  $2,000 US on or before September 30, 2008;

                 (B)  a further $10,000 US on or before November 30,

                      2008; and

                 (C)  a further $13,000 US on or before September 1,

                      2009.

           In the event that the Optionee spends, in any of the

           above periods, less than the specified sum, it may pay to

           the Optionor the difference between the amount it

           actually spent and the specified sum before the expiry of

           that period in full satisfaction of the Exploration

           Expenditures to be incurred.  In the event that the

           Optionee spends, in any period, more than the specified

           sum, the excess shall be carried forward and applied to

           the Exploration Expenditures to be incurred in succeeding

           periods.

      (c)   If and when the Option has been exercised, a 100%

            undivided right, title and interest in and to the

            Property shall vest in the Optionee free and clear of all

            charges, encumbrances and claims.

TRANSFER OF PROPERTY

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5.          The Optionor shall, forthwith after the exercise of the

Option by the Optionee, deliver to the Optionee duly executed transfers of the appropriate interest in the Property which shall have been acquired by the Optionee upon exercise of the Option.

RIGHT OF ENTRY

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6.          Throughout the Option Period the directors and officers

of the Optionee and its servants, agents and independent

contractors, shall have the sole and exclusive right in respect of the Property to:

     (a)    enter thereon;

     (b)    have exclusive and quiet possession thereof;

     (c)    do such prospecting, exploration, development and other

            mining work thereon and thereunder as the Optionee in its

            sole discretion may determine advisable;

     (d)    bring upon and erect upon the Property such buildings,

            plant, machinery and equipment as the Optionee may deem

            advisable; and

     (e)    remove therefrom and dispose of reasonable quantities of

            ores, minerals and metals for the purposes of obtaining

            assays or making other tests.

OBLIGATIONS OF THE OPTIONEE DURING OPTION PERIOD

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7.          During the Option Period the Optionee shall:

     (a)    maintain in good standing those mineral claims comprising

            the Property by the doing and filing of assessment work

            or the making of payments in lieu thereof, by the payment

            of taxes and rentals, and the performance of all other

            actions which may be necessary in that regard and in

            order to keep such mineral claims free and clear of all

            liens and other charges arising from the Optionee's

            activities thereon except those at the time contested in

            good faith by the Optionee;

     (b)    permit the directors, officers, employees and designated

            consultants of the Optionor, at their own risk and

            expense, access to the Property at all reasonable times,

            and the Optionor agrees to indemnify the Optionee against

            and to save it harmless from all costs, claims,

            liabilities and expenses that the Optionee may incur or

            suffer as a result of any injury (including injury

            causing death) to any director, officer, employee or

            designated consultant of the Optionor while on the

            Property;

     (c)    do all work on the Property in a good and workmanlike

            fashion and in accordance with all applicable laws,

            regulations, orders and ordinances of any governmental

            authority;

     (d)    indemnify and save the Optionor harmless in respect of

            any and all costs, claims, liabilities and expenses

            arising out of the Optionee's activities on the Property,

            but the Optionee shall incur no obligation hereunder in

            respect of claims arising or damages suffered after

            termination of the Option if upon termination of the

            Option any workings on or improvements to the Property

            made by the Optionee are left in a safe condition;

     (e)    permit the Optionor, at its own expense, reasonable

            access to the results of the work done on the Property

            during the last completed calendar year;

     (f)    deliver to the Optionor, forthwith upon receipt thereof,

            copies of all reports, maps, assay results and other

            technical data compiled by or prepared at the direction

            of the Optionee with respect to the Property.

TERMINATION OF OPTION BY OPTIONEE

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8.   (a)    The Option shall terminate:

           (i)   upon the Optionee failing to incur or make any

                 expenditure or payment  which must be incurred or

                 made in exercise of the Option; or

           (ii)  at any other time, by the Optionee giving notice

                 of such termination to the Optionor.

     (b)    If the Option is terminated the Optionee shall:

           (i)   leave in good standing for a period of at least

                 12 months from the termination of the Option

                 Period those mineral claims comprising the

                 Property;

           (ii)  deliver or make available at no cost to the

                 Optionor within 90 days of such termination, all

                 drill core, copies of all reports, maps, assay

                 results and other relevant technical data

                 compiled by, prepared at the direction of, or in

                 the possession of the Optionee with respect to

                 the Property and not theretofore furnished to the

                 Optionor.

     (c)    Notwithstanding the termination of the Option, the

            Optionee shall have the right, within a period of 180

            days following the end of the Option Period, to remove

            from the Property all buildings, plant, equipment,

            machinery, tools, appliances and supplies which have been

            brought upon the Property by or on behalf of the

            Optionee, and any such property not removed within such

            180 day period shall thereafter become the property of

            the Optionor.

TRANSFERS

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9.   (a)    The Optionee may at any time either during the Option

            Period or thereafter, sell, transfer or otherwise dispose

            of all or any portion of its interest in and to the

            Property and this Agreement provided that any purchaser,

            grantee or transferee of any such interest shall have

            first delivered to the Optionor its agreement relating to

            this Agreement and to the Property, containing:

           (i)   a covenant to perform all the obligations of the

                 Optionee to be performed under this Agreement in

                 respect of the interest to be acquired by it from

                 the Optionee to the same extent as if this

                 Agreement had been originally executed by such

                 purchaser, grantee or transferee; and

           (ii)  a provision subjecting any further sale, transfer

                 or other disposition of such interest in the

                 Property and this Agreement or any portion

                 thereof to the restrictions contained in this

                 paragraph (a).

     (b)    No assignment by the Optionee of any interest less than

            its entire interest in this Agreement and in the Property

            shall, as between the Optionee and the Optionor,

            discharge it from any of its obligations hereunder, but

            upon the transfer by the Optionee of the entire interest

            at the time held by it in this Agreement, whether to one

            or more transferees and whether in one or in a number of

            successive transfers, the Optionee shall be deemed to be

            discharged from all obligations hereunder save and except

            for the fulfilment of contractual commitments accrued due

            prior to the date on which the Optionee shall have no

            further interest in this Agreement.

     (c)    If the Optionor should receive a bona fide offer from an

            independent third party (the "Proposed Purchaser")

            dealing at arm's length with the Optionor to purchase all

            or a part of its interest in the Property, which offer

            the Optionor desires to accept, or if the Optionor

            intends to sell all or a part of its interest in the

            Property:

           (i)   The Optionor shall first offer (the "Offer") such

                 interest in writing to the Optionee upon terms no

                 less favourable than those offered by the

                 Proposed Purchaser or intended to be offered by

                 the Optionor, as the case may be.

           (ii)  The Offer shall specify the price, terms and

                 conditions of such sale, the name of the Proposed

                 Purchaser and shall, in the case of an intended

                 offer by the Optionor, disclose the person or

                 persons to whom the Optionor intends to offer its

                 interest and, if the offer received by the

                 Optionor from the Proposed Purchaser provides for

                 any consideration payable to the Optionor

                 otherwise than in cash, the Offer shall include

                 the Optionor's good faith estimate of the cash

                 equivalent of the non-cash consideration.

           (iii) If within a period of 60 days of the receipt of

                 the Offer the Optionee notifies the Optionor in

                 writing that it will accept the Offer, the

                 Optionor shall be bound to sell such interest to

                 the Optionee on the terms and conditions of the

                 Offer.  If the Offer so accepted by the Optionee

                 contains the Optionor's good faith estimate of

                 the cash equivalent of the non cash consideration

                 as aforesaid, and if the Optionee disagrees with

                 the Optionor's best estimate, the Optionee shall

                 so notify the Optionor at the time of acceptance

                 and the Optionee shall, in such notice, specify

                 what it considers, in good faith, the fair cash

                 equivalent to be and the resulting total purchase

                 price.  If the Optionee so notifies the Optionor,

                 the acceptance by the Optionee shall be effective

                 and binding upon the Optionor and the Optionee,

                 and the cash equivalent of any such non-cash

                 consideration shall be determined by binding

                 arbitration and shall be payable by the Optionee,

                 subject to prepayment as hereinafter provided,

                 within 60 days following its determination by

                 arbitration.  The Optionee shall in such case pay

                 to the Optionor, against receipt of an absolute

                 transfer of clear and unencumbered title to the

                 interest of the Optionor being sold, the total

                 purchase price which is specified in its notice

                 to the Optionor and such amount shall be credited

                 to the amount determined following arbitration of

                 the cash equivalent of any non-cash

                 consideration.

           (iv)  If the Optionee fails to notify the Optionor

                 before the expiration of the time limited

                 therefor that it will purchase the interest

                 offered, the Optionor may sell and transfer such

                 interest to the Proposed Purchaser at the price

                 and on the terms and conditions specified in the

                 Offer for a period of 60 days, but the terms of

                 this paragraph shall again apply to such interest

                 if the sale to the Proposed Purchaser is not

                 completed within such 60 days.

           (v)   Any sale hereunder shall be conditional upon the

                 Proposed Purchaser delivering a written

                 undertaking to the Optionee, in form and

                 substance satisfactory to its counsel, to be

                 bound by the terms and conditions of this

                 Agreement.

SURRENDER OF PROPERTY INTERESTS

PRIOR TO TERMINATION OF AGREEMENT

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10.         The Optionee may at any time during the Option Period elect to abandon any one or more of the mineral claims comprised in the Property by giving notice to the Optionor of such intention.

Any claims so abandoned shall be in good standing under the laws of the jurisdiction in which they are situate for at least 12 months from the date of abandonment.  Upon any such abandonment, the mineral claims so abandoned shall for all purposes of this

Agreement cease to form part of the Property and, if title to such claims has been transferred to the Optionee the Optionee shall retransfer such title to the Optionor at the Optionee's expense.

FORCE MAJEURE

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11.  (a)    If the Optionee is at any time either during the Option

            Period or thereafter prevented or delayed in complying

            with any provisions of this Agreement by reason of

            strikes, lock-outs, labour shortages, power shortages,

            fuel shortages, fires, wars, acts of God, governmental

            regulations restricting normal operations, shipping

            delays or any other reason or reasons, other than lack of

            funds, beyond the control of the Optionee, the time

            limited for the performance by the Optionee of its

            obligations hereunder shall be extended by a period of

            time equal in length to the period of each such

            prevention or delay, but nothing herein shall discharge

            the Optionee from its obligations hereunder to maintain

            the Property in good standing;

     (b)    The Optionee shall give prompt notice to the Optionor of

            each event of force majeure and upon cessation of such

            event shall furnish to the Optionor with notice to that

            effect together with particulars of the number of days by

            which the obligations of the Optionee hereunder have been

            extended by virtue of such event of force majeure and all

            preceding events of force majeure.

CONFIDENTIAL INFORMATION

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12.         No information furnished by the Optionee to the Optionor

hereunder in respect of the activities carried out on the Property by the Optionee shall be published or disclosed by the Optionor without the prior written consent of the Optionee, but such consent in respect of the reporting of factual data shall not be

unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed pursuant to

applicable securities or corporation laws, regulations or policies.

ARBITRATION

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13.  (a)    All questions or matters in dispute under this Agreement

            shall be submitted to arbitration pursuant to the terms

            hereof.

     (b)    It shall be a condition precedent to the right of any

            party to submit any matter to arbitration pursuant to the

            provisions hereof, that any party intending to refer any

            matter to arbitration shall have given not less than 10

            days' prior notice of its intention to do so to the other

            party, together with particulars of the matter in

            dispute.  On the expiration of such 10 days, the party

            who gave such notice may proceed to refer the dispute to

            arbitration as provided in paragraph (c).

     (c)    The party desiring arbitration shall appoint one

            arbitrator, and shall notify the other party of such

            appointment, and the other party shall, within 15 days

            after receiving such notice, either consent to the

            appointment of such arbitrator which shall then carry out

            the arbitration or appoint an arbitrator, and the two

            arbitrators so named, before proceeding to act, shall,

            within 30 days of the appointment of the last appointed

            arbitrator, unanimously agree on the appointment of a

            third arbitrator to act with them and be chairman of the

            arbitration herein provided for.  If the other party

            shall fail to appoint an arbitrator within 15 days after

            receiving notice of the appointment of the first

            arbitrator, the first arbitrator shall be the only

            arbitrator.  If the two arbitrators appointed by the

            parties shall be unable to agree on the appointment of

            the chairman, the chairman shall be appointed under the

            provisions of the Commercial Arbitration Act of British

            Columbia.  Except as specifically otherwise provided in

            this section, the arbitration herein provided for shall

            be conducted in accordance with such Act.  The chairman,

            or in the case where only one arbitrator is appointed,

            the single arbitrator, shall fix a time and place in

            Vancouver, British Columbia, for the purpose of hearing

            the evidence and representations of the parties, and he

            shall preside over the arbitration and determine all

            questions of procedure not provided for under such Act or

            this section.  After hearing any evidence and

            representations that the parties may submit, the single

            arbitrator, or the arbitrators, as the case may be, shall

            make an award and reduce the same to writing, and deliver

            one copy thereof to each of the parties.  The expense of

            the arbitration shall be paid as specified in the award.

     (d)    The parties agree that the award of a majority of the

            arbitrators, or in the case of a single arbitrator, of

            such arbitrator, shall be final and binding upon each of

            them.

DEFAULT

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14.         If at any time during the Option Period the Optionee is

in default of any provision in this Agreement (other than the provisions of subparagraph 4(b) for which no notice of default need be given), the Optionor may terminate this Agreement, but only if:

     (a)    it shall have first given to the Optionee a notice of

            default containing particulars of the obligation which

            the Optionee has not performed, or the warranty breached;

            and

     (b)    the Optionee has not, within 45 days following delivery

            of such notice of default, cured such default or

            commenced proceedings to cure such default by appropriate

            payment or performance, the Optionee hereby agreeing that

            should it so commence to cure any default it will

            prosecute the same to completion without undue delay.

            Should the Optionee fail to comply with the provision of

subparagraph (b), the Optionor may thereafter terminate this

Agreement by giving notice thereof to the Optionee.

NOTICES

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15.         Each notice, demand or other communication required or

permitted to be given under this Agreement shall be in writing and shall be delivered, telegraphed or telecopied to such party at the address for such party specified above.  The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered or telegraphed or, if given by telecopier, shall be deemed conclusively to be the next business day.  Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

GENERAL

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16.  (a)    This Agreement shall supersede and replace any other

            agreement or arrangement, whether oral or written,

            heretofore existing between the parties in respect of the

            subject matter of this Agreement.

     (b)    No consent or waiver expressed or implied by either party

            in respect of any breach or default by the other in the

            performance by such other of its obligations hereunder

            shall be deemed or construed to be a consent to or a

            waiver of any other breach or default.

     (c)    The parties shall promptly execute or cause to be

            executed all documents, deeds, conveyances and other

            instruments of further assurance and do such further and

            other acts which may be reasonably necessary or advisable

            to carry out fully the intent of this Agreement or to

            record wherever appropriate the respective interest from

            time to time of the parties in the Property.

     (d)    This Agreement shall enure to the benefit of and be

            binding upon the parties and their respective successors

            and permitted assigns.

     (e)    This Agreement shall be governed by and construed in

            accordance with the laws of British Columbia and shall be

            subject to the approval of all securities regulatory

            authorities having jurisdiction.

     (f)    Time shall be of the essence in this Agreement.

     (g)    Wherever the neuter and singular is used in this

            Agreement it shall be deemed to include the plural,

            masculine and feminine, as the case may be.

     (h)    Any reference in this Agreement to currency shall be

            deemed to be United States currency.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

THE COMMON SEAL OF                    )

IRON HEAD RESOURCES CORP.             )

was hereunto affixed in the           )

presence of:                          )

                                      )

                                      )              c/s

                                      )

Authorized Signatory                  )

                                      )

                                      )

        )

                                      )

Signatory                             )    Signature /s/ Ken Waters

SIGNED, SEALED AND DELIVERED          )

BY KEN WATERS                         )

in the presence of:                   )

                                      )

                                      )

                                      )

                                      )

                                      )

Signature                             )     Signature  /s/ Scott C. Houghton

                                      )

                                      )

Name                                  )     Witness /s/ John

Manker

                                      )

Address    3475 Windermere Street     )

           Vancouver, B.C.            )